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                                                                    EXHIBIT 11.1


                               GARTNER GROUP, INC.
                     COMPUTATION OF INCOME PER COMMON SHARE
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                      Fiscal Year Ended
                                                                                        September 30,
                                                                             -----------------------------------
                                                                              1996          1995          1994
                                                                             -------       -------       -------
Primary:
   Net income                                                                $16,438       $25,161       $24,057
                                                                             =======       =======       =======
   Shares:
      Weighted average number of common shares outstanding                    89,739        87,808        85,260
      Weighted average number of warrants outstanding                            301            --            --
      Weighted average number of option shares outstanding                     8,572         6,954         9,748
                                                                             -------       -------       -------
      Weighted average number of common shares outstanding as adjusted        98,612        94,762        95,008
                                                                             =======       =======       =======

   Net income per common share                                               $  0.17       $  0.27       $  0.25
                                                                             =======       =======       =======


Fully diluted:
   Net income                                                                $16,438       $25,161       $24,057
                                                                             =======       =======       =======
   Shares:
      Weighted average number of common shares outstanding                    89,739        87,808        85,260
      Weighted average number of warrants outstanding                            310            --            --
      Weighted average number of option shares outstanding                     8,805         7,404         9,860
                                                                             -------       -------       -------
      Weighted average number of common shares outstanding as adjusted        98,854        95,212        95,120
                                                                             =======       =======       =======

   Net income per common share                                               $  0.17       $  0.26       $  0.25
                                                                             =======       =======       =======
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